                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-32311

PRICING SUPPLEMENT NO. 1
Dated March 17, 1998 to
Prospectus dated August 4, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series G



      This Pricing Supplement describes our sale of Notes through Goldman, Sachs & Co., as agent.


Principal
Amount:                           $25,000,000

Interest
Rate:                                   6.36%

Original
Issue Date:                           3/18/98

Stated
Maturity:                           3/18/2008

Price
to Public:                        $25,000,000

Agent's
Commission:                          $150,000

Net Proceeds
to Company:                       $24,850,000

CUSIP:                            05916M AJ 2


      We  registered a total of $200,000,000 worth of Notes.   So
far, we have issued $25,000,000, including these $25,000,000. We still have $175,000,000 worth of Notes available to issue.